UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

FOXWAYNE ENTERPRISES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39891	85-3093926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(917) 284-8938

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FOXWU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FOXW	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FOXWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 12, 2022, FoxWayne Enterprises Acquisition Corp. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to (i) extend the date by which the Company has to consummate a business combination for three months, from July 22, 2022 (the “Original Termination Date”) to October 22, 2022 (the “Extended Date”), and (ii) allow the Company, without another stockholder vote, to elect to extend the date to consummate a business combination for three months after the Extended Date, for a total of up to six months after the Original Termination Date.

A copy of the Amendment, as filed with the Delaware Secretary of State, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 12, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”) for the purpose of holding a stockholder vote on Proposals 1, 2, 3 and 4 set forth below. An aggregate of 6,317,791 shares of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “common stock”), constituting a quorum, were represented virtually in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to (A) extend the date by which the Company has to consummate a business combination for three months from the Original Termination Date to the Extended Date and (B) allow the Company, without another stockholder vote, to elect to extend the date to consummate a business combination for three months after the Extended Date, for a total of up to six months after the Original Termination Date (the “Business Combination Extension Proposal”); (ii) re-elected each of Jonathan Hale Zippin and Sundeep Agrawal as Class I directors of the Company to serve for a term expiring at the Company’s 2025 annual meeting of stockholders; (iii) ratified the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iv) approved the proposal to approve the adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including, but not limited to, for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company did not receive the requisite stockholder vote to approve the foregoing proposals (the “Adjournment Proposal”).

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 6, 2022, are as follows:

Proposal 1. At the Annual Meeting, the stockholders approved the Business Combination Extension Proposal. The result of the votes to approve the Business Combination Extension Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
4,362,565	1,337,505	0	617,721

Proposal 2. At the Annual Meeting, the terms of both Class I directors expired. Both nominees for Class I directors were elected to serve until the Company’s 2025 annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the two Class I directors were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Jonathan Hale Zippin	4,276,301	1,423,769	0	617,721
Sundeep Agrawal	4,276,301	1,423,769	0	617,721

Proposal 3. At the Annual Meeting, the stockholders approved the ratification of the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The result of the votes to approve the ratification of the appointment of Withum were as follows:

For	Against	Abstain
5,003,231	1,314,550	10

Proposal 4. At the Annual Meeting, the stockholders approved the Adjournment Proposal. The result of the votes to approve the Adjournment Proposal were as follows:

For	Against	Abstain
4,871,515	1,446,276	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2022

FoxWayne Enterprises Acquisition Corp.

By:	/s/ Robb Knie
Name:	Robb Knie
Title:	Chief Executive Officer